Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52280, No. 333-88240 and No. 333-97395 on Form S-8 of our reports dated March 13, 2007, relating to the financial statements and financial statements schedules of PRIMEDIA Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, and the provisions of United States Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”) and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 13, 2007